Exhibit 10.7

STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of August 20, 2010, is made and entered into by and among CDSS Wind Down, Inc., a Delaware corporation (“CDSS” or the “Company”), Green Energy Management Services, Inc., a Delaware corporation (“GEM”), and Michael Samuel and Ice Nine, L.L.C. (“Ice Nine” and collectively with Mr. Samuel, the “GEM Holders”), and the persons identified on Exhibit A hereto (such persons identified on Exhibit A referred to as the “Holders”).

WHEREAS, the Holders currently own or may acquire shares of the Company’s common stock (the “Common Stock”); and

WHEREAS, the GEM Holders are acquiring shares of the Company’s Common Stock pursuant to a Merger Agreement dated as of March 29, 2010, as amended (the “Merger Agreement”), related to the merger between GEM and a wholly-owned subsidiary of the Company (the “Merger”); and

WHEREAS, the execution and delivery of this Agreement by the parties is a condition to the closing of the Merger; and

WHEREAS, the parties desire to set forth in this Agreement certain matters concerning the control and operation of the Company.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holders agree as follows:

1.           Board of Directors.

  (a)           The Company, the Holders and the GEM Holders agree that upon the effective time of the Merger and thereafter, the Board of Directors of the Company (the “Board”) shall consist of three directors, which shall include: (a) Mr. Samuel; (b) one independent director designated by Mr. Samuel; and (c) one additional independent director which shall be designated by Mr. Samuel and appointed to the Board of Directors as soon as reasonably practicable after the date of the Merger; provided that in the event the size of the Board is increased, a majority of directors shall be independent directors.

  (b)           The Holders and the GEM Holders agree to vote all shares of the Common Stock and any other shares of voting securities of the Company now owned or hereafter acquired or otherwise controlled by them (collectively, the “Voting Securities”), to cause and maintain the election to the Board of Directors of the Company of the designees prescribed by this Section 1.

  (c)           The Holders and the GEM Holders shall not vote to remove any member of the Board designated in accordance with this Section 1 other than in the event of an act by such member constituting bad faith or willful misconduct (as determined in the reasonable judgment of a majority of the other members of the Board).

  (d)           The voting agreements set forth herein are coupled with an interest and may not be revoked.

2.           Registration Rights.  The Holders shall be entitled to the registration rights set forth in Exhibit B attached hereto and made a part hereof. The Company shall not file any registration statement including shares of the Company’s common stock held by any former GEM shareholder for a period ending 90 days after effectiveness of the registration statements referred to in Exhibit B.  All officers and directors of the Company who serve during the Lockup Period (as defined below) and certain former shareholders of GEM shall enter into lockup agreements in the form of Exhibit C in the duration from the date of the Merger until the one year anniversary after the date of effectiveness of the registration statement referred to in Exhibit B or as otherwise agreed to by the parties (the “Lockup Period”).

3.           Dilution.   During the period ending twelve (12) months after the date of the Merger, should CDSS require to finance its operations or expansion, as determined in the sole discretion of the CDSS board of directors, CDSS shall make a capital call on  Ice Nine to contribute and return to treasury stock up to 40,000,000 shares of Ice Nine’s shares of Common Stock of the Company (the “Annotated Shares”) sufficient to raise the additional capital without dilution to other CDSS shareholders.  At the sole discretion of Ice Nine, Ice Nine may fulfill this obligation by contributing cash in an amount equal to the capital raise without the issuance of additional shares of capital stock to Ice Nine and without dilution to other CDSS shareholders.

4.           Transfer of Rights.  During the Lockup Period, any transferee to whom a Holder transfers shares of capital stock of the Company, whether voluntary or by operation of law, other than pursuant to a sale to the public in a transaction registered pursuant to the provisions of Section 5 of the Securities Act or exempt therefrom pursuant to Rule 144 under the Securities Act (“Rule 144”), shall, as a condition of such transfer, agree in writing to be bound by the voting obligations imposed under this Agreement on the transferor of such shares of capital stock of the Company.  Any attempt by a Holder to transfer shares of the capital stock of the Company in violation of this Section 4 shall be void and such Holder and the Company agrees that they will not effect such a transfer nor will they treat any alleged transferee as the holder of such shares.  Each certificate representing shares of the capital stock of the Company held by the Holders, or issued to any person in connection with a  transfer permitted by this Agreement, other than through sales to the public from and after an initial public offering in a transaction registered pursuant to the provision of Section 5 of the Securities Act or pursuant to Rule 144 under the Securities Act, shall be endorsed during the Lockup Period with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ AGREEMENT BY AND BETWEEN THE COMPANY AND ITS STOCKHOLDERS. A TRANSFERREE OF THE SECURITIES REPRESENTED HEREBY SHALL BE BOUND BY SUCH AGREEMENT.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

5.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been received when delivered or three (3) days after being mailed by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, or by express delivery providing receipt of delivery, to the intended recipient as follows:

If to the Company, Mr. Samuel or Ice Nine:	Green Energy Management Services, Inc. 381 Teaneck Road Teaneck, NJ 07666 ATTN: Michael Samuel Fax: (201) 530-1300

If to the Holders:	the address listed opposite each Holder’s name on Exhibit A attached hereto.

6.           Entire Agreement.  This Agreement, Exhibits A and B hereto, the Merger Agreement, and the promissory note between the Company and GEM, constitute the entire agreement among the parties with respect to the subject matter hereof and, except for such agreements, supersede and cancel all prior agreements and understandings between them or any of them as to such subject matter.

7.           Amendments and Waivers.  The provisions of this Agreement may not be amended except upon the written agreement of the Company and Holders holding 50% of the Common Stock held by the Holders in the aggregate at such time.  Any amendment or waiver effected in accordance with this Section shall be binding upon all of the Holders and their respective successors and assigns.  Any individual Holder may waive any provision applicable to such Holder.

8.           Assignment; Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

9.           Stock Splits, Stock Dividends, etc.  In the event of any stock split, dividend, combination or other recapitalization, any securities issued with respect to the shares of the capital stock of the Company held by the Holders bound by this Agreement shall become subject to the terms and conditions of this Agreement.

10.         Specific Performance.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party hereto shall be entitled to specific performance of the agreements and obligations of the other parties hereto and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

11.           Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

12.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.  For purposes of this Agreement, facsimile signatures or signatures by other electronic form or transfer shall be deemed originals and, and the parties hereto agree to exchange original signatures as promptly as possible.

13.           Section Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

14.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.  Exclusive venue for any dispute shall lie in the federal and state courts in Delaware.

15.           Confidential Information.  Each of the parties hereto agrees that it will not at any time following the date of this Agreement disclose material non-public information to any Holder (or their agents or counsel) without first obtaining such Holder’s and GEM’s written consent to receive such information.

16.           Termination.  This Agreement, and the respective rights and obligations of the parties hereto (other than Sections 10, 14, 15 and Articles 2 and 3 of Exhibit B, each of which shall survive termination), shall terminate upon the earliest of (i) one year from the date of this Agreement, (ii) the execution of a written agreement of termination among the Company and Holders holding at least 66 2/3% of the outstanding shares of Common Stock of the Company held by such Holders on such date, and (iii) such time when the Holders no longer hold at least ten percent (10%) of the shares of Common Stock or securities convertible into shares of Common Stock held as of the date of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CDSS WIND DOWN, INC.

By:	/s/ Steven B. Solomon
Name:	Steven B. Solomon
Title:	CEO

GREEN ENERGY MANAGEMENT SERVICES, INC.

By:	/s/ Michael Samuel
Name:	Michael Samuel
Title:	CEO

STEVEN B. SOLOMON

By:	/s/ Steven B. Solomon
Name:	Steven B. Solomon, individually

JOE ALLBAUGH

By:	/s/ Joe Allbaugh
Name:	Joe Allbaugh, individually

CHRIS A. ECONOMOU

By:	/s/ Chris A. Economou
Name:	Chris A. Economou, individually

JACK LEIDE

By:	/s/ Jack Leide
Name:	Jack Leide, individually

MARK ROGERS

By:	/s/ Mark Rogers
Name:	Mark Rogers, individually

MICHAEL SAMUEL

By:	/s/ Michael Samuel
Name:	Michael Samuel, individually

ICE NINE, L.L.C.

By:
Name:
Title:

EXHIBIT A
Holders

Name	Shares	Address
Steven B. Solomon	58,547,562	2100 McKinney Avenue, Suite 1500 Dallas, Texas 75201 Fax: 214-520-0034
Joe Allbaugh	125,000	101 Constitution Avenue, NW Suite 525 East Washington, DC 20001-2133
Chris A. Economou	135,367	150 North Federal Highway Suite 210 Fort Lauderdale, Florida 33301
Jack Leide	75,367	78 Clubhouse Drive Palm Coast, Florida 32137
Mark Rogers	80,959	751 Laurel St., #119 San Carlos, California 94070

EXHIBIT B

Registration Rights

ARTICLE 1 – Registration Rights

The Holders shall have the following registration rights with respect to the Registrable Securities owned by it.  "Registrable Securities" means all shares of Common Stock (“Shares”) owned by the Holder, including those owned as of the date of this Agreement and any other shares of Common Stock or other securities issued pursuant to this Agreement or in respect of any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination or subdivision of the Company’s Common Stock or by way of a recapitalization, merger or consolidation or reorganization of the Company; provided, however, that, as to any particular securities, such securities will cease to be Registrable Securities when (i) they have been sold pursuant to registration or in a transaction exempt from the registration requirements of the Securities Act under Rule 144 so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) are met, or (iii) in the opinion of counsel to the Company such Registrable Securities may permanently be sold without registration and without any time, volume or manner limitations pursuant to Rule 144.

1.1           Transfer of Registration Rights.  The Holder may assign the registration rights with respect to the Shares to any party or parties to which it may from time to time transfer the Shares as permitted under the Agreement, provided that as a condition of such transfer the transferee agrees in writing with the Company to be bound by the provisions of this Agreement.  Upon assignment of any registration rights pursuant to this Section 1.1, the Holder shall deliver to the Company a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Company in connection with effecting any such transfer or registration (collectively, the Holder and each such subsequent holder is referred to as a "Holder").

1.2           Required Registrations.

 (a)           Filing of Registration Statements.  As promptly as practicable after the date of this Agreement, but in no event later than thirty (30) days after the date of the Merger (the “Filing Deadline Date”), the Company agrees to file a Registration Statement on Form S-1 (the “Registration Statement”) to register the resale of all of the Shares.  The Company shall use reasonable efforts to cause the Securities and Exchange Commission (the “SEC”) to declare the Registration Statement effective as soon as practicable after filing and to thereafter maintain the effectiveness of the Registration Statement until such time as the Company reasonably determines, based on an opinion of counsel to the Company, that all Registrable Securities have ceased to be Registrable Securities.  The Company's obligations contained in this Exhibit B shall terminate on the first anniversary of the date the Company files "Form 10 information" (as defined in Rule 144) with the SEC.

 (ii) If the Company and the Prior Holders determine that shares held by Prior Holders are not otherwise available for resale, the Company shall file, within sixty-five (65) days after the date of the Merger, a registration statement on Form S-8.  References to the Filing Deadline Date shall include such sixty-five (65) day deadline, and references to the Registration Statement shall include such registration statement on Form S-8 for all purposes of this Exhibit B.

 (b)           Delay In Filing or Effectiveness.

 (i)           If the Registration Statement is not filed by the Company with the SEC on or prior to the Filing Deadline Date, or if the Registration Statement is not declared effective by the SEC on or within sixty (60) days after the Filing Deadline Date (the “Effectiveness Deadline Date”), then upon the expiration of each fifteen (15)-day period after the first day following the Filing Deadline Date or the Effectiveness Deadline Date (the “Initial Liquidated Damages Date”) in which the Registration Statement has not been filed by the Company with the SEC or declared effective by the SEC (each, an “Additional Liquidated Damages Date”), the GEM Holders shall deliver to the affected Holders, as liquidated damages and not as a penalty, an amount equal to the quotient of 1.5%  of the Company’s shares received by the GEM Holders in the Merger (up to an aggregate of 3.0% of such number of shares per 15-day period if neither deadline is met); and for any Initial Liquidated Damages Date or Additional Liquidated Damages Date, such delivery shall be made no later than the fifth business day of the calendar month next succeeding the month in which such Initial Liquidated Damages Date or Additional Liquidated Damages Date occurs.

 (ii)          The parties agree that the sole damages to which a Holder shall be entitled for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

 (iii)         The parties hereto agree that the liquidated damages provided for in this Section 1.2(b) constitute a reasonable estimate of the damages that may be incurred by the Holder by reason of the failure of the Registration Statement to be filed in accordance with the provisions hereof.

1.3           Registration Procedures.

The Company shall keep the Holders advised in writing as to the filing of such Registration Statement.  In addition, subject to Section 1.2 above, the Company shall, to the extent applicable to the Registration Statement:

 (i)           prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep such registration, effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 1.2;

 (ii)          update, correct, amend and supplement the Registration Statement as necessary;

 (iii)         notify Holders when the Registration Statement is declared effective by the SEC, and furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as Holders may reasonably request from time to time;

 (iv)        use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as a Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

 (v)          notify the Holders of (1) the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, prospectus or other documents, and at the request of the Holders, the Company will prepare a supplement or amendment to such Registration Statement or prospectus (as applicable), so that, thereafter in the case of such Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (2) the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose;

 (vi)        cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and obtain all necessary approvals from the OTC Bulletin Board, if applicable, for trading thereon;

 (vii)        provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement; and

 (viii)      subject to Section 4 of the Agreement, upon the sale of any Registrable Securities pursuant to the Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing such Registrable Securities.

Notwithstanding anything stated or implied to the contrary in Section 1.3(a) above, the Company shall not be required to consent to any underwritten offering of the Registrable Securities or to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.3(v), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.3(v) and, if so directed by the Company, will deliver to the Company at the Company's expense all copies, other than permanent file copies, then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

Except as required by law, all expenses incurred by the Company in complying with this Article 1, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant to this Article 1 shall be borne by the Company.  All underwriting discounts, selling commissions or any broker of similar commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

1.4           Further Information.  If Registrable Securities owned by a Holder are included in any registration, such Holder shall furnish the Company such information regarding itself as the Company may reasonably request and as shall be required in connection with any registration (or amendment thereto), referred to in this Agreement, and Holder shall indemnify the Company with respect thereto in accordance with Article 2 hereof.  The Holder hereby agrees to promptly complete and return all forms and questionnaires relating to Holder that the Company shall reasonably request in connection with its preparation of the Registration Statement, but in any event within ten calendar days of the receipt of such request .  The Holder agrees and acknowledges that the Company may rely on such information as being true and correct for purposes of preparing and filing the Registration Statement at the time of filing thereof and at the time it is declared effective, unless the Holder has notified the Company in writing to the contrary prior to such time. The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any damages to any Holder (including, but not limited to, liquidated damages under Section 1.2(b) of this Exhibit B) who fails to furnish to the Company information requested by the Company from such Holder pursuant to this Section1.4 within the time frame required in this Section 1.4.

ARTICLE 2 – Indemnification

2.1           Indemnification Generally.  The Holders and the Company shall indemnify each other as set forth in this Article 2.

2.2           Indemnification Relating to Registration Rights.

 (a)           With respect to any registration, effected or to be effected pursuant to Article 1 of this Agreement, the Company shall indemnify, defend and hold harmless each Holder of Registrable Securities whose securities are included or are to be included therein, each of such Holder's directors and officers, and each person who controls (within the meaning of the Securities Act) any such Holder (a "Controlling Person") from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies of any such Holder or Controlling Person concerning:

 (i)           any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration;

 (ii)          any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

 (iii)         any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Company, in each case, relating to any action or inaction required of the Company in connection with any such registration, and subject to Section 2.3 below will reimburse each such Person entitled to indemnity under this Section 2.2 for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such matter arises out of or is based on (i) any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or Controlling Person or by or on behalf of an underwriter specifically for use in such prospectus, offering circular or other document, or (2) in the case of an occurrence of an event of the type specified in Section 1.3(v) of this Exhibit B, the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective.

 (b)           With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, each Holder of Registrable Securities whose securities are included or are to be included therein, shall indemnify, defend and hold harmless the Company, its directors, officers, agents and employees from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies of the Company (collectively, “Losses”) concerning:

 (i)           any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

 (ii)          any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

 (iii)         any violation by such Holder of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company or such Holder or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Company or such Holder, in each case, relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance or based upon information furnished in writing to the Company by such Holder or Controlling Person or to the extent that such information relates to such Holder or Controlling Person or such Holder’s proposed method of distribution of Registrable Securities or in the case of an occurrence of an event of the type specified in Section 1.3(v) of this Exhibit B, the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective, and subject to Section 2.3 below will reimburse the Company for all legal and other expenses reasonably incurred in connection with investigating or defending any such Losses; provided, however, that, the foregoing indemnity and reimbursement obligation shall only be applicable to the extent that any such matter arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for use in such Registration Statement or prospectus; provided, however, further, that, the obligation of the Holder hereunder shall be limited to an amount equal to the proceeds to the Holder of Registrable Securities sold as contemplated hereunder.

2.3           Indemnification Procedures.  Each person entitled to indemnification under this Article 2 (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party.  Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, if and after such assumption the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below.  In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

ARTICLE 3 – Additional Provisions

3.1           The Company agrees that it will use its best efforts to promptly (within five (5) business days) after a written request by a Holder, take action with respect to any requests by such Holder for the transfer of such Holder’s shares or the removal of legends from the certificates evidencing such shares pursuant to Rule 144, if in the Company’s and the Company’s counsel’s sole discretion, such Holder has satisfied all of the applicable conditions of Rule 144, other applicable SEC rules and regulations and has provided to the Company such other information reasonably requested by the Company in connection with effecting any such transfer or legend removal.

EXHIBIT C

Lockup Agreement

The undersigned, a stockholder, officer and/or director of CDSS Wind Down Inc., a Delaware corporation (the “Company”), for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agrees with the Company and each party to the Stockholders’ Agreement dated as of August 20, 2010, that, during the period beginning on the date hereof until the [one] year anniversary after the date of effectiveness of the Registration Statement referred to in Exhibit B to the Stockholders’ Agreement (the “Lockup Period”), the undersigned will not directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, acquired by the undersigned pursuant to the Merger Agreement (as defined in the Stockholders’ Agreement) (collectively, the “Lockup Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lockup Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lockup Securities (provided that (1) the Company receives a signed lockup agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, and (2) any such transfer shall not involve a disposition for value):

(i) as a bona fide gift or gifts; or

(ii) by way of testate or intestate succession or by operation of law, or to any members of the immediate family of the undersigned, or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lockup agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and any a person sharing a household), provided that any such transfer shall not involve a disposition for value; or

(iii) if the Lockup Securities are held by a corporation, partnership, limited liability company or other entity, to any of its stockholders, partners, members or affiliates or any of its affiliates’ directors, officers and employees; or

(iv) to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, during the Lockup Period (as it may be extended hereunder), the undersigned may freely sell shares of Common Stock of the Company purchased by the undersigned on the open market following the date hereof.

Notwithstanding anything to the contrary herein, the undersigned shall be permitted to establish a contract, instruction or plan meeting the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (a “10b5-1 Plan”), at any time during the Lockup Period, provided that, prior to the expiration of the Lockup Period, the undersigned shall not transfer any of the undersigned’s Lockup Securities under such 10b5-1 Plan.

During the Lockup Period, the undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lockup Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:
Print Name: